EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements of PDI, Inc. on Form S-8 (File Nos. 333-61231 and 333-60512) of our report dated March 3, 2004, except for Note 1B, as to which the date is November 3, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP

Florham Park, NJ
November 3, 2004